Exhibit 31.2

SECTION 302 CERTIFICATION

I, Dan Sheldon, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Broadridge Financial Solutions, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 27, 2010

/S/ DAN SHELDON
Dan Sheldon
Vice President, Chief Financial Officer